                                                                   EXHIBIT 10.48

SUMMARY OF ORAL AMENDMENTS TO LETTER AGREEMENT OF EMPLOYMENT, DATED JANUARY 31,
2000, WITH RONI JACOBSON

Effective August 15, 2003, Ms. Jacobson accepted the position of General Counsel of the Company. In January 2001, April 2001, March 2002, July 2003, June 2004
and March 2005, Register.com, Inc. increased Ms. Jacobson's base salary by
$25,000, $5,000, $20,000, $25,000, $25,000 and $1,500, respectively, bringing her total base salary under Section 2 of her Letter Agreement of Employment, dated as of January 31, 2000 to $201,500. Ms. Jacobson received a cash bonus of
$103,126 for the fiscal year ended December 31, 2004.